SUB-ITEM 77Q1

            MFS VARIABLE INSURANCE TRUST

The Amended and Restated By-Laws for MFS Variable Insurance Trust, dated January 1, 2002, as revised June 23, 2004 are contained in Post-Effective Amendment No. 50 to the Registration Statement for MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on July 9, 2004, under Rule 497 under the Securities Act of 1933. Such document is incorporated herein by reference.